EMTC International, Inc.

                             COMBINED INDEX EXHIBIT

                                    FORM SB-2
                    Commission File No. _____________________

                                    FORM S-4
                    Commission File No. _____________________


Exhibit                                             Item

2    -       Agreement of Merger of March 13, 2002, between EMTC International,
                   Inc. and Engineering and Materials Technology Corporation.

3.1  -       Certificate of Incorporation of EMTC International, Inc.

3.2  -       Bylaws of EMTC International, Inc.

3.3  -       Articles of Incorporation of Engineering and Materials Technology
                   Corporation, an Oklahoma corporation.

3.4  -       Bylaws of Engineering and Materials Technology Corporation , an
                   Oklahoma corporation.

5    -       Opinion of Thomas J. Kenan, Esq., as to the legality of the securities covered by the Registration Statement.

8    -       Opinion of Thomas J. Kenan, Esq., as to tax matters and tax consequences.

10   -       Escrow Agreement among EMTC International, Inc.; SuperCorp Inc.;
                   and BancFirst, an Oklahoma banking corporation, of Oklahoma City, Oklahoma.

10.1 -       2002 Stock Option Plan adopted by EMTC International, Inc.

10.2 -       Representative agreement among certain stockholders of SuperCorp relating to compliance with SEC Rule 419.

23   -       Consent of Thomas J. Kenan, Esq. to the reference to him as an attorney who has passed upon certain information contained in the Registration Statement.

23.1 -       Consent of Buxton & Cloud, independent auditors of Engineering and
                   Materials Technology Corporation, an Oklahoma corporation.

23.2 -       Consent of Buxton & Cloud, independent auditors of EMTC
                   International, Inc., an Oklahoma corporation.

23.3 -       Consent of John Harcourt to serve as a director of EMTC
                   International, Inc. should the proposed merger with Engineering and Materials Technology Corporation become effective.

23.4 -       Consent of Robert Stone to serve as a director of EMTC
                   International, Inc. should the proposed merger with Engineering and Materials Technology Corporation become effective.

23.5 -       Consent of James Hill, M.D. to serve as a director of EMTC
                   International, Inc. should the proposed merger with Engineering and Materials Technology Corporation become effective.